Exhibit 10.7

PERELLA WEINBERG PARTNERS

2021 OMNIBUS INCENTIVE PLAN

FRENCH SUB-PLAN

FOR THE GRANT OF FRENCH-QUALIFYING RESTRICTED STOCK UNITS

TO EMPLOYEES AND OFFICERS IN FRANCE

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Perella Weinberg Partners 2021 Omnibus Incentive Plan (as may be amended and/or restated from time to time, the “Plan”). The terms of the Plan shall, subject to the amendments provided for by this French sub-plan (as may be amended and/or restated from time to time, this “French Sub-Plan”) constitute the rules for the grant of qualifying restricted stock units (“actions gratuites”) within the meaning of Articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22-10-60 of the French Commercial Code, (such grants, the “French-Qualifying Restricted Stock Units”) to employees and corporate officers of French Entities (as defined below) who are French residents for tax and social security purposes (the “French Eligible Individuals”). For the avoidance of doubt, to the extent there is a conflict between the terms of the Plan and this French Sub-Plan, this French Sub-Plan shall prevail. The terms of this French Sub-Plan shall be interpreted in a manner consistent with the provisions of Articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22-10-60 of the French Commercial Code, Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017 and Ordinance no. 2020-1142 dated September 16, 2020) and Article L. 242-1 of the French Social Security Code.

1.	This French Sub-Plan shall become effective as and when approved by the Company’s stockholders.

2.

Subject to Sections 3 and 4 below, any French Eligible Individual who, on the Grant Date (as defined below) of French-Qualifying Restricted Stock Units and, to the extent required under French law, is either employed under the terms and conditions of an employment agreement with a French Entity (“contrat de travail”) or who is a corporate officer (“mandataire social”) of a French Entity, shall be eligible to receive, at the discretion of the Administrator, grants of French-Qualifying Restricted Stock Units under this French Sub-Plan. For purposes hereof, the term “Grant Date” means: (i) the date on which the Administrator selects a French Eligible Individual to receive a grant of French-Qualifying Restricted Stock Units and determines the number of Shares to be subject to such Award or the formula for earning a number of Shares (such French Eligible Individual, a “French Participant”), or (ii) such later date as the Administrator shall provide.

3.	French-Qualifying Restricted Stock Units shall not be granted to:

(a)

corporate officers (“mandataires sociaux”) of a French Entity, other than the managing directors (being a (i) Président du conseil d’administration, (ii) Directeur Général, (iii) Directeur Général Délégué, (iv) membre du Directoire, (v) Gérant, of a société par actions or (vi) Président d’une société par actions simplifiée) (the “Managing Directors”), unless: (i) the corporate officer is also employed under the terms and conditions of an effective employment contract with a French Entity (“contrat de travail non suspendu”) and (ii) such combination of a corporate mandate with an employment contract is lawful under applicable laws and regulations;

(b)

Managing Directors of a French Entity, unless at least one of the following requirements in respect of the financial year in which the French-Qualifying Restricted Stock Units are granted is met by the Company:

(i)

at least ninety percent (90%) of all the salaried employees of the Company’s Subsidiaries incorporated in France and of the salaried employees of the Company’s French branches are awarded Restricted Stock Units or Options; or

(ii)

optional profit sharing agreements (accords d’intéressement), profit sharing agreements with a derogatory formula (accords de participation dérogatoire), or voluntary profit sharing agreements (accords de participation volontaires) are implemented for the benefit of a least ninety percent (90%) of all the salaried employees of the Company’s Subsidiaries incorporated in France and of the salaried employees of the Company’s French branches (or, if such arrangements are already implemented, the Company’s Subsidiaries incorporated in France and the Company’s French branches have improved such arrangements at least once since December 4, 2008 or improve such arrangements or decide to pay exceptional profit-sharing allowances).

4.	The number of French-Qualifying Restricted Stock Units which may be granted on any Grant Date shall be subject to the following limitations:

(a)

the total number of Shares underlying the French-Qualifying Restricted Stock Units may not exceed 10% of the Company’s share capital at the Grant Date (or 30% of the Company’s share capital at the Grant Date if the grant is made to all of the employees of the French Entities, in which case the grant made in excess of 10% of the Company’s share capital must be shared among the French Participants who are employed by a French Entity in a ratio not exceeding one to five), it being understood that the assessment of this percentage does not take into account Shares that have not been definitely granted at the end of the vesting period or Shares that are no longer subject to a holding obligation;

(b)	French-Qualifying Restricted Stock Units may not be granted to any French Eligible Individuals holding more than ten percent (10%) of the Company’s share capital at the Grant Date; and

(c)

the number of French-Qualified Restricted Stock Units granted to a French Participant shall be limited to the extent necessary to ensure that the aggregate number of: (i) Shares held by such French Participant on the Grant Date, and (ii) Shares underlying French-Qualifying Restricted Stock Units or any other outstanding Award, do not exceed ten percent (10%) of the Company’s share capital.

For the avoidance of doubt, any French-Qualifying Restricted Stock Units granted under the French Sub-Plan shall reduce the number of Shares remaining available for future issuance under Section 4 of the Plan.

5.

For purposes hereof, the term “French Entity” means a Subsidiary or Affiliate incorporated under the laws of France: (i) of which at least 10% of the share capital or voting rights are held (directly or indirectly) by the Company, (ii) which holds (directly or indirectly) at least 10% of the share capital or voting rights of the Company or (iii) of which at least 50% of the share capital or voting rights are held (directly or indirectly) by a company which itself holds (directly or indirectly) at least 50% of the share capital of the Company (it being understood that any French branch (“succursale française”) of any Subsidiary or Affiliate (incorporated under the laws of France or any other jurisdiction) meeting one of the ownership conditions set forth above under clauses (i) through (iii) above shall also be deemed to qualify as a French Entity).

6.	There shall be no consideration whatsoever payable by French Eligible Individuals for grants of French-Qualifying Restricted Stock Units.

7.

Except in the case of death or Permanent Invalidity (as defined below) (subject to the conditions set forth in Section 10 below), French-Qualifying Restricted Stock Units may not be transferred to any third party.

8.

In addition to the vesting conditions and limitations set forth in the Plan, no French-Qualifying Restricted Stock Units shall vest, and no Shares shall be delivered to any French Participants upon settlement of any French-Qualifying Restricted Stock Unit, before the first anniversary of the Grant Date (the “Minimum Vesting Period”), except in the circumstances described in Section 10 below. During the vesting period, French Participants shall not be entitled to any rights (including, without limitation, voting rights or the right to receive dividends or any amount equivalent to or in lieu of dividends, including where the payment of such amounts is deferred until after the vesting period has run out) with respect to French-Qualifying Restricted Stock Units. French-Qualifying Restricted Stock Units shall only be settled in Shares.

9.	The sale or transfer of Shares received upon settlement of French-Qualifying Restricted Stock Units shall be subject to the following restrictions:

(a)

such Shares may not be sold or transferred for a minimum period of two (2) years from the Grant Date. Any Shares received upon settlement of French-Qualifying Restricted Stock Units shall therefore be subject to a minimum one (1) year holding period for French-Qualifying Restricted Stock Units that vest upon the first anniversary of the Grant Date and shall be held in a blocked account established by the Company or an Affiliate of the Company for this purpose for the duration of the holding period. No minimum holding period shall apply where the applicable vesting period of the French-Qualifying Restricted Stock Units is equal to or exceeds two (2) years, unless expressly specified in the terms and conditions governing the applicable award of French-Qualifying Restricted Stock Units;

(b)

shares received upon settlement of French-Qualifying Restricted Stock Units may not be resold during a Closed Period (as defined below). For purposes hereof, the term “Closed Period” means: (i) the blackout period referred to in Article L. 22-60-59 of the French Commercial Code, being within thirty (30) calendar days preceding the announcement of an interim or year-end financial report that the Company is required to disclose publicly, (ii) in case of an amendment of applicable French law, any new blackout period resulting from such amendment, or (iii) any applicable blackout period under the rules of The Nasdaq Stock Market, LLC; and

(c)

pursuant to Article L. 22-60-59, II. 2, shares received upon settlement of French-Qualifying Restricted Stock Units may not be resold by the (i) membres du conseil d’administration, (ii) membres du Directoire (iii) Directeur Général, (iv) Directeur Général Délégué, and (v) the salaried employees, at a time when such individuals have acquired knowledge of an inside information (within the meaning of Article 7 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC) which has not been made public.

10.

Notwithstanding anything herein to the contrary, in the event of the: (i) death of a French Participant or (ii) permanent invalidity of a French Participant corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code (“Permanent Invalidity”), all French-Qualifying Restricted Stock Units held by such French Participant at the time of death or Permanent Invalidity (whether vested or unvested) shall become immediately vested and be settled as follows:

(a)	in the event of the Permanent Invalidity of a French Participant, the Company shall deliver Shares to the French Participant in settlement of his or her French-Qualifying Restricted Stock Units; and

(b)

in the event of the death of a French Participant, the Company shall deliver Shares to the French Participant’s heirs in settlement of the French Participant’s French-Qualifying Restricted Stock Units, at their request made within six (6) months following the date of such French Participant’s death.

11.

In the event of a Change in Capitalization giving rise to an adjustment as set forth in Section 5 of the Plan, any adjustment to the number of Shares underlying any French-Qualifying Restricted Stock Units, or any other adjustment to the terms and conditions of such French-Qualifying Restricted Stock Units, shall be made so as to preserve the rights of the French Participants in accordance with the provisions of regulation BOI-RSA-ES-20-20-10-20-20170724 of the French tax administration (or any successor provision of French laws or regulations having the same purpose) and subject to these provisions or any other similar provisions applicable under French law.

12.

A French Participant shall timely furnish the entity by which he or she is employed and the Company with any and all information, and proceed with such filings and otherwise meet any and all obligations, as may be required to ensure that the Company and the entity by which he or she is employed are entitled to the benefit of the favorable tax and social security treatment provided by Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017 and Ordinance no. 2020-1142 dated September 16, 2020) and Article L. 242-1 of the French Social Security Code, as amended from time to time, or any successor provisions thereto, except in the case of a Change in Capitalization or Change in Control.

13.

Each French Participant shall retain (and make available to the tax authorities upon request) a statement, which shall be provided by the French Entity by which he or she is employed indicating, inter alia:

(a)	the name, principal place of business and registered office address of the relevant French Entity by which French Participant is employed;

(b)

the dates when such French-Qualifying Restricted Stock Units were granted and vested, the number of Shares acquired upon vesting of such French-Qualifying Restricted Stock Units, and the value per share of such Shares; and

(c)	such other information as is required under Article 38 septdecies of Schedule III to the French Tax Code.

14.

The statement referenced in Section 13 above shall be provided to each holder of French-Qualifying Restricted Stock Units by the relevant French Entity at the latest on March 1st of the calendar year following the vesting of such French-Qualifying Restricted Stock Units.

15.

The relevant French Entity shall file with the relevant tax authority in France a copy of the statement sent to each French Participant as mentioned in Sections 13 and 14 above at the latest on February 15th of the calendar year following the vesting of the French-Qualifying Restricted Stock Units, or as otherwise prescribed in Article 38 septdecies of Schedule III to the French Tax Code.

16.

The relevant French Entity shall file with the social security authorities the information set out under Article L. 242-1 of the French Social Security Code in relation to the name of the French Participants who received French-Qualifying Restricted Stock Units and Shares in the previous year, as well as their value and number.

17.

A report shall be prepared each year and submitted to the Company’s stockholders at its annual meeting of the stockholders and to that of each of the French Entities employing a French Participant, setting out details as to the French-Qualifying Restricted Stock Units as provided in Article L. 225-197-4 of the French Commercial Code.

18.

The adoption of this French Sub-Plan shall not confer upon any French Participant or any employee of a French Entity any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.